SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2009

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

82 Cambridge Street, Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 993-2300

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      On November 30, 2009, the Compensation Committee of the board of directors (the “Board”) of Palomar Medical Technologies, Inc. (the “Company”) approved, and the Company and certain of its optionholders (“Optionholders”), including each of its named executive officers (each, an “NEO”), executed, amendments to underwater stock options with exercise prices equal to $24.63 or $26.00 (the “Initial Options”) held by such Optionholders (the “Amendments”). The Amendments were approved and executed following a review undertaken by the Company of its outstanding equity compensation arrangements in connection with the Board’s determination that it must provide management, employees and directors of the Company with appropriate incentives to achieve the business and financial goals of the Company, while at the same time minimizing the accounting cost of those incentives to the Company and reducing the overhang caused by stock options that are significantly underwater. The Company entered into the Amendments in order to help accomplish these goals.

Each Amendment:

o	reduces the number of shares of common stock underlying the stock option in a value-for-value exchange based on a ratio of 1 to 2.5622 for each share underlying the Initial Options having an exercise price of $24.63 and a ratio of 1 to 2.7241 for each share underlying the Initial Options having an exercise price of $26.00;

o	reduces the exercise price of the stock option to $9.15, the closing price of the Company’s common stock on The Nasdaq Global Select Market on November 30, 2009; and

o	extends the expiration date of the stock option until November 29, 2019.

All other terms of the Initial Options, including the vesting, remain unchanged. In addition, in connection with the Amendments, the Compensation Committee granted to each Optionholder with Initial Options granted under the Company’s 2004 Stock Incentive Plan, a number of fully vested shares of restricted stock under the Company’s 2004 Stock Incentive Plan equal to the difference between the number of shares of common stock underlying the Optionholder’s Initial Option granted under the Company’s 2004 Stock Incentive Plan and the number of shares underlying the amended option. The Company’s Chief Executive Office and Chief Financial Officer have advised the Company that they have sold a number of shares of common stock sufficient to cover the tax liability incurred by them upon delivery by the Company to them of these shares of restricted stock, subject to any limitations applicable to such sale under the Company’s insider trading policies and applicable securities laws.

The table below sets forth, for each NEO, (1) the number of shares of common stock underlying the Initial Option, (2) the number of shares of common stock underlying the amended stock option, (3) the exercise price of the Initial Option, (4) the exercise price of the amended stock option, (5) the expiration date of the Initial Option, (6) the expiration date of the amended stock option and (7) the number of shares of fully vested restricted stock granted.

NEO	Number of Shares Underlying Initial Option	Number of Shares Underlying Amended Option	Exercise Price of Initial Option	Exercise Price of Amended Option	Expiration Date of Initial Option	Expiration Date of Amended Option	Number of Shares of Restricted Stock Granted
Joseph Caruso	100,000	39,028	$24.63	$9.15	May 10,	November	60,972
CEO					2015	29, 2019

Louis Valente	100,000	39,028	$24.63	$9.15	May 10,	November	60,972
Executive Chairman					2015	29, 2019

Paul S. Weiner	80,000	31,223	$24.63	$9.15	May 10,	November	48,777
CFO					2015	29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President
Date: December 4, 2009